VCA ANTECH, INC.
                               EIGHTH AMENDMENT TO
                          CREDIT AND GUARANTY AGREEMENT

     This EIGHTH AMENDMENT, dated as of August 19, 2003 (this "EIGHTH AMENDMENT") is entered into by and among VICAR OPERATING, INC., a Delaware corporation ("COMPANY"), VCA ANTECH, INC. a Delaware corporation (formerly known as Veterinary Centers of America, Inc., "HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors (the "GUARANTORS"), the Lenders party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Co-Lead Arranger and as Sole Syndication Agent (in such capacity, "SYNDICATION AGENT"), and WELLS FARGO BANK, N.A. ("WELLS FARGO"), as Co-Lead Arranger, Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"), and is made with respect to that certain Credit and Guaranty Agreement, dated as of September 20, 2000 (as amended through the date hereof, the "CREDIT AGREEMENT"), by and among Company, Holdings, the Guarantors, the Lenders party thereto from time to time, GSCP, as Sole Lead Arranger and as Sole Syndication Agent, and Wells Fargo, as Administrative Agent and as Collateral Agent. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

                                    RECITALS:

     WHEREAS, Company desires to borrow from certain Lenders a new Tranche D Term Loan, the proceeds of which shall be used to prepay the Tranche C Term Loans to the full extent thereof;

     WHEREAS, Holdings and Company have requested that Requisite Lenders agree to make certain amendments to the Credit Agreement to permit, among other things, the issuance of the Tranche D Term Loans.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

     A. AMENDMENTS TO SECTION 1: DEFINITIONS.

     (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors immediately after the consummation of the Merger or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "EIGHTH AMENDMENT" means that certain Eighth Amendment to Credit and Guaranty Agreement dated as of August 19, 2003 by and among the Company, Holdings, the Guarantors and the Lenders and Agents party thereto.

     "EIGHTH AMENDMENT DATE CERTIFICATE" shall be that certain Eighth Amendment Date Certificate in the form of Exhibit G-4.

     "EIGHTH AMENDMENT EFFECTIVE DATE" means the date of satisfaction of all of the conditions set fort in Section II of the Eighth Amendment.

     "TRANCHE D TERM LOAN" means a Tranche D Term Loan made by a Lender to Company pursuant to Section 2.1(a)(iv).

     "TRANCHE D TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche D Term Loan and "TRANCHE D TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche D Term Loan Commitment, if any, is set forth on Appendix A-5 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche D Term Loan Commitments as of the Eighth Amendment Effective Date is $146,442,427.

     "TRANCHE D TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche D Term Loans of such Lender; PROVIDED, at any time prior to the making of the Tranche D Term Loans, the Tranche D Term Loan Exposure of any Lender shall be equal to such Lender's Tranche D Term Loan Commitment.

     "TRANCHE D TERM LOAN MATURITY DATE" means the earlier of (i) September 30, 2008, and (ii) the date that all Tranche D Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "TRANCHE D TERM LOAN NOTE" means a promissory note in the form of Exhibit B-7, as it may be amended, supplemented or otherwise modified from time to time.

     (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "CHANGE OF CONTROL", "CLASS", "LOAN", "NOTE", "PRO RATA SHARE", "REQUISITE CLASS LENDERS", "REQUISITE LENDERS", "TERM LOAN", "TERM LOAN COMMITMENT", and "TERM LOAN MATURITY DATE" in their entirety and substituting therefor the following:

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole, or of Company and it Subsidiaries taken as a whole, to any Person or "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), other than the Sponsor, Co-Investors and Management Investors; (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or Company; (iii) the consummation of any transaction (including without limitation, any merger or consolidation), as a result of which (y) Holdings ceases to own directly 100% of the Capital Stock of Company or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Sponsor, Co-Investor and Management Investors, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings or (iv) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors.

     "CLASS" means (i) with respect to Lenders, each of the following classes of
Lenders: (a) Lenders having Tranche D Term Loan Exposure, and (b) Lenders having Revolving Exposure (including Swing Line Lender), and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche D Term Loans, and (b) Revolving Loans (including Swing Line Loans).

     "LOAN" means a Tranche D Term Loan, a Revolving Loan or a Swing Line Loan.

     "NOTE" means a Tranche D Term Note, a Revolving Note or a Swing Line Note.

     "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche D Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche D Term Loan Exposure of that Lender by (b) the aggregate Tranche D Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche D Term Loan Exposure, and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche D Term Loan Exposure, and the aggregate Revolving Exposure of all Lenders.

     "REQUISITE CLASS LENDERS" means, as at any date of determination, (i) for the Class of Lenders having Tranche D Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche D Term Loan Exposure of all Lenders; and (ii) for the Class of Lenders having Revolving Exposure, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders.

     "REQUISITE LENDERS" means three or more Lenders having or holding Tranche D Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Tranche D Term Loan Exposure of all Lenders and
(ii) the aggregate Revolving Exposure of all Lenders.

     "TERM LOAN" means a Tranche D Term Loan.

     "TERM LOAN COMMITMENT" means the Tranche D Term Loan Commitment of a Lender, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

     "TERM LOAN MATURITY DATE" means the Tranche D Term Loan Maturity Date.

     (c) Section 1.1 of the Credit Agreement is hereby further amended by adding the following paragraph at the conclusion of the definition of "PERMITTED ACQUISITION" in order to correct an inadvertent deletion from a prior amendment to the Credit Agreement:

     "Notwithstanding any of the foregoing to the contrary, "Permitted Acquisition" shall not include any acquisition of any assets constituting a fee interest in real property to the extent such acquisition of assets is included in the calculation of Consolidated Capital Expenditures."

     B. AMENDMENTS TO SECTION 2.

     (a) Section 2.1(a) of the Credit Agreement is hereby amended by adding a new paragraph (iv) at the conclusion thereof as follows:

          "(iv) Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Eighth Amendment Effective Date, a Tranche D Term Loan to Company in an amount equal to such Lender's Tranche D Term Loan Commitment. Company may make only one borrowing under the Tranche D Term Loan Commitment which shall be on the Eighth Amendment Effective Date. Any amount borrowed under this Section 2.1(a)(iv) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Tranche D Term Loans shall be paid in full no later than the Tranche D Term Loan Maturity Date. Each Lender's Tranche D Term Loan Commitment shall terminate immediately and without further action on the Eighth Amendment Effective Date after giving effect to the funding of such Lender's Tranche D Term Loan Commitment on such date."

     (b) Section 2.1(b) of the Credit Agreement is hereby amended by adding new paragraphs (v) and (vi) at the conclusion thereof as follows:

          "(v) BORROWING MECHANICS FOR TRANCHE D TERM LOANS. Company shall deliver to Administrative Agent a fully executed and delivered Eighth Amendment Date

               Certificate (which shall be deemed to be a Funding Notice with respect to the Tranche D Term Loans for all purposes hereof) no later than three Business Days prior to the Eighth Amendment Effective Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

          (vi) Each Lender shall make its Tranche D Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Eighth Amendment Effective Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche D Term Loans available to Company on the Eighth Amendment Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company."

     (c) Section 2.1(d) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

     "(d) [RESERVED]"

     (d)  Section 2.5 of the Credit Agreement is hereby amended by deleting
          Section 2.5 in its entirety and replacing it with the following:

          "2.5 USE OF PROCEEDS. The proceeds of the Tranche D Term Loans shall be applied by Company to prepay all outstanding Tranche C Term Loans on the Eighth Amendment Effective Date. The proceeds of the Revolving Loans and Swing Line Loans shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used in any manner that cause or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act."

     (e) Section 2.6(c) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

     "If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Eighth Amendment Effective Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Eighth Amendment Effective Date (or, if such notice is delivered after the Eighth Amendment Effective Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Tranche D Term Loan."

     (f) Section 2.7(a) of the Credit Agreement is hereby amended by adding a new paragraph (v) at the conclusion thereof as follows:

          "(v) in the case of Tranche D Term Loans:

               (1) if a Base Rate Loan, at the Base Rate, PLUS, 1.50% per annum; or

               (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate, PLUS, 2.50% per annum

          (g) Section 2.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

        "
         FISCAL QUARTER ENDING            TRANCHE D TERM LOAN INSTALLMENTS
    -------------------------------      ----------------------------------
           September 30, 2003                         $369,805
            December 31, 2003                         $369,805
               March 31, 2004                         $369,805
                June 30, 2004                         $369,805
           September 30, 2004                         $369,805
            December 31, 2004                         $369,805
               March 31, 2005                         $369,805
                June 30, 2005                         $369,805
           September 30, 2005                         $369,805
            December 31, 2005                         $369,805
               March 31, 2006                         $369,805
                June 30, 2006                         $369,805
           September 30, 2006                         $369,805
            December 31, 2006                      $17,704,372
               March 31, 2007                      $17,704,372
                June 30, 2007                      $17,704,372
           September 30, 2007                      $17,704,372
            December 31, 2007                      $17,704,372
               March 31, 2008                      $17,704,372
                June 30, 2008                      $17,704,372
           September 30, 2008                      $17,704,358

     Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche D Term Loans, in accordance with Sections 2.12, 2.13 and 2.14 as applicable; and (y) the Tranche D Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche D Term Loan Maturity Date."

     (h) Section 2.13 of the Credit Agreement is hereby amended by deleting the last sentence of subsection (d) in its entirety and replacing it with the following:

     "Notwithstanding any of the foregoing to the contrary, on the date of receipt by Company of the proceeds of the Tranche D Term Loans, Company shall prepay in full the outstanding Tranche C Term Loans in an amount equal to the net proceeds of the Tranche D Term Loans."

     (i) Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (h) thereof in its entirety and replacing it with the following:

          "(h) Notwithstanding the foregoing, upon receipt of the Tranche D Term
               Loans Company shall, without further notice, prepay in full all outstanding Tranche C Term Loans."

     (j) Section 2.14(a) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

          "(a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS. Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

               FIRST, to repay outstanding Swing Line Loans to the full extent thereof;

               SECOND, to repay outstanding Revolving Loans to the full extent thereof; and

               THIRD, to repay the Tranche D Term Loans on a pro rata basis (in accordance with the outstanding principal amounts) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche D Term Loans.

               Any prepayment of Tranche D Term Loan pursuant to Section 2.12(a) shall be further applied on an pro rata basis to reduce the scheduled remaining installments of principal on Tranche D Term Loans."

     (k) Section 2.14(b) of the Credit Agreement is hereby amended by deleting such section and replacing it with the following:

          "(b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount required to be paid pursuant to Sections 2.13(a) through 2.13(e) shall be applied as follows:

               FIRST, to prepay Tranche D Term Loans on a pro rata basis (in accordance with the outstanding principal amounts) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche D Term Loans;

               SECOND, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

               THIRD, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment; and

               FOURTH, to further permanently reduce the Revolving Commitments to the full extent thereof."

     C. AMENDMENTS TO SECTION 6.

     (a) Section 6.1 of the Credit Agreement is hereby amended by deleting subsection (s) and replacing it with the following:

          "(s) other unsecured indebtedness of Holdings and its Subsidiaries (other than with respect to Permitted Seller Notes), in an aggregate amount not to exceed at any time $10,000,000; and"

     (b) Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the conclusion of Section 6.2(m); (ii) deleting "." at the conclusion of Section 6.2(n) and replacing it with ";" and (iii) adding a new paragraph (o) at the conclusion thereof as follows:

          "(o) Liens on assets acquired pursuant to a Permitted Acquisition, so long as the fair market value of any assets subject to such Liens at any time does not exceed in the aggregate $2,000,000."

     (c) Section 6.9(h) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "(h) Permitted Acquisitions, the consideration for which constitutes $40,000,000 or less in the aggregate in any Fiscal Year; PROVIDED, that $5,000,000 of any unutilized amount for any Fiscal Year may be utilized in the next immediately succeeding Fiscal Year (but not in any Fiscal Years thereafter); PROVIDED, FURTHER, HOWEVER, that with respect to any acquisition the consideration of which is greater than $12,500,000, Company shall not make such acquisition without the prior consent of Administrative Agent and Syndication Agent, such consent not to be unreasonably withheld. In addition, with respect to Permitted Acquisitions of any additional portion or all of the Capital Stock in any of the Permitted Partially-Owned Subsidiaries the consideration shall not exceed $2,500,000 in the aggregate in any Fiscal Year; PROVIDED, that all Permitted Acquisitions of any additional portion or all of the Capital Stock in any of the Permitted Partially-Owned Subsidiaries shall reduce the $40,000,000 amount set forth above on a dollar for dollar basis;"

     D. AMENDMENTS TO SECTION 10.

     (a) Section 10.6(c)(ii) of the Credit Agreement is hereby amended by deleting the proviso beginning with "provided, further" at the conclusion thereof in its entirety and replacing it with the following:

          "; PROVIDED, FURTHER, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Tranche D Term Loans of the assigning Lender) with respect to the assignment of the Tranche D Term Loans."

     (b) Section 10.18 of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

     "Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates."

     E. AMENDMENTS TO ANNEXES AND EXHIBITS. The Credit Agreement is hereby amended by adding thereto Appendix A-5, Exhibit B-7 and Exhibit G-4 in the form of ANNEX A, ANNEX B and ANNEX C, respectively.

SECTION II. CONDITIONS PRECEDENT TO EFFECTIVENESS

     The effectiveness of the amendments set forth at Section I hereof is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the "EIGHTH AMENDMENT EFFECTIVE DATE"):

     (a) Company, Holdings, Requisite Lenders and the Tranche D Term Loan Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent.

     (b) Company shall have delivered to Administrative Agent a fully executed and delivered Eighth Amendment Date Certificate (which shall be deemed to be a Funding Notice with respect to the Tranche D Term Loans for all purposes hereof).

     (c) Company shall have paid all fees and other amounts due and payable on or prior to the Eighth Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

     (d) Administrative Agent and the Lenders shall have received originally executed copies of the favorable written opinion of Akin Gump Strauss Hauer & Feld, LLP, special counsel for the Credit Parties, as to such matters as Administrative Agent may reasonably request, dated the Eighth Amendment Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent.

     (e) On or before the Eighth Amendment Effective Date the Company shall have made a voluntary payment of the Tranche C Term Loans in an amount of not less than $20,000,000, such voluntary prepayment to be applied on a pro rata basis to the remaining scheduled Installments of principal of the Tranche C Term Loans.

     (f) Administrative Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as Administrative Agents or Lenders may reasonably request.

     Upon the effectiveness of this Eighth Amendment pursuant to the conditions set forth in this Section II, all outstanding amounts under the Tranche C Term Loans shall be paid and satisfied in full and if the Company so requests, each Lender who has previously received a Tranche C Term Loan Note shall deliver such Note to the Company for cancellation.

SECTION III. REPRESENTATIONS AND WARRANTIES

     A. CORPORATE POWER AND AUTHORITY. Each Credit Party has all requisite corporate power and authority to enter into this Eighth Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement and the other Credit Documents.

     B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Eighth Amendment and the performance of the Credit Agreement and the other Credit Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.

     C. NO CONFLICT. The execution and delivery by each Credit Party of this Eighth Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents do not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of each Credit Party or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect,
(B) any applicable order of any court or any rule, regulation or order of any Governmental Authority except to the extent such violation could not reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which each Credit Party or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Eighth Amendment Effective Date.


     D. GOVERNMENTAL CONSENTS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Eighth Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

     E. BINDING OBLIGATION. This Eighth Amendment and the Credit Agreement have been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Eighth Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

     Each of Holdings and each Domestic Subsidiary of Holdings (other than Company and certain Permitted Partially-Owned Subsidiaries) has (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement. Each of Holdings and each Domestic Subsidiary of Holdings who has guaranteed the Obligations together with the Company are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Credit Agreement and the Collateral Documents are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Eighth Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Eighth Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all "Obligations" under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations" under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the "Obligations" under each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise).

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Eighth Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this Eighth Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Eighth Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Eighth Amendment and (ii) nothing in the Credit Agreement, this Eighth Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

     A. BINDING EFFECT. This Eighth Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

     B. SEVERABILITY. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


     C. REFERENCE TO CREDIT AGREEMENT. On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Eighth Amendment.


     D. EFFECT ON CREDIT AGREEMENT. Except as specifically amended by this Eighth Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

     E. EXECUTION. The execution, delivery and performance of this Eighth Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

     F. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     G. APPLICABLE LAW. THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     H. COUNTERPARTS. This Eighth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Eighth Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company, Holdings and Administrative Agent and Syndication Agent of written or telephonic notification of such execution and authorization of delivery thereof.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


COMPANY:                        VICAR OPERATING, INC.


                                   /s/ Robert L. Antin
                                BY:------------------------------
                                   Name: Robert L. Antin
                                   Title: Chief Executive Officer and President


                                   /s/ Tomas W. Fuller
                                BY:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


HOLDINGS:                       VCA ANTECH, INC.


                                   /s/ Robert L. Antin
                                BY:------------------------------
                                   Name: Robert L. Antin
                                   Title: Chief Executive Officer and President


                                   /s/ Tomas W. Fuller
                                BY:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                   Assistant Secretary


GUARANTORS:                    AAH MERGER CORPORATION
                               ACADEMY ANIMAL, INC.
                               ANDERSON ANIMAL HOSPITAL, INC.
                               ANIMAL CENTER, INC.
                               ANIMAL CLINIC OF SANTA CRUZ, INC.
                               APEX VETERINARY HOSPITAL, INC.
                               ASSOCIATES IN PETCARE, S.C.
                               BERWIN VETERINARIAN HOSPITAL, INC.
                               BROWN ANIMAL HOSPITAL, INC.

                               CACOOSING ANIMAL HOSPITAL, LTD.
                               CACOOSING PET CARE & NUTRITION CENTER, INC.
                               CLARMAR ANIMAL HOSPITAL, INC.
                               CORNERSTONE VETERINARY HOSPITAL, INC.
                               C.V.T., INC.
                               DETWILER VETERINARY CLINIC, INC.
                               DIAGNOSTIC VETERINARY SERVICE, INC.
                               EAGLE PARK ANIMAL CLINIC, INC.
                               EAGLE RIVER VETERINARY HOSPITAL, INC.
                               EDGEBROOK, INC.
                               FLORIDA VETERINARY LABORATORIES, INC.
                               FOX CHAPEL ANIMAL HOSPITAL, INC.
                               FREEHOLD VETERINARY HOSPITAL, P.A.
                               GLEN ANIMAL HOSPITAL, INC.
                               GOLDEN MERGER CORPORATION
                               H.B. ANIMAL CLINICS, INC.
                               INDIANA VETERINARY DIAGNOSTIC LAB, INC.
                               KIRKWOOD ANIMAL HOSPITAL
                               - LEA M.E. TAMMI, VMD., P.A.
                               KIRKWOOD ANIMAL HOSPITAL
                               BOARDING & GROOMING, INC.
                               LAKE JACKSON VETERINARY CLINIC, INC.
                               LAKEWOOD ANIMAL HOSPITAL, INC.
                               LAMMERS VETERINARY HOSPITAL, INC.
                               LEWELLING VETERINARY CLINIC, INC.
                               MAIN STREET SMALL ANIMAL HOSPITAL, INC.
                               MILLER ANIMAL HOSPITAL
                               M.S. ANIMAL HOSPITALS, INC.
                               NEWARK ANIMAL HOSPITAL, INC.
                               NORTH COAST VETERINARY MEDICAL GROUP
                               NORTH ROCKVILLE VETERINARY HOSPITAL, INC.
                               NORTHERN ANIMAL HOSPITAL, INC.
                               NORTHSIDE ANIMAL HOSPITAL, P.C.
                               NOYES ANIMAL HOSPITAL, INC.
                               OCEAN BEACH VETERINARY HOSPITAL, INC.

                               OLD TOWN VETERINARY HOSPITAL, INC.
                               PETS' RX, INC.
                               PETS' RX NEVADA, INC.
                               PPI OF PENNSYLVANIA, INC.
                               PRESTON PARK ANIMAL HOSPITAL, P.C.
                               PRINCETON ANIMAL HOSPITAL, INC.
                               PROFESSIONAL VETERINARY SERVICES, INC.
                               RIVIERA ANIMAL HOSPITAL, INC.
                               ROSSMOOR - EL DORADO ANIMAL HOSPITAL, INC.
                               SILVER SPUR ANIMAL HOSPITAL, INC.
                               SOUTH COUNTY VETERINARY CLINIC, INC.
                               SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C. SPANISH RIVER ANIMAL HOSPITAL, INC.
                               TAMPA ANIMAL MEDICAL CENTER, INC.
                               TANGLEWOOD PET HOSPITAL, INC.
                               TEMPE VETS, A PROFESSIONAL CORP
                               THE PET PRACTICE (FLORIDA), INC.
                               THE PET PRACTICE (ILLINOIS), INC.
                               THE PET PRACTICE (MASSACHUSETTS), INC.
                               THE PET PRACTICE OF MICHIGAN, INC.
                               TOMS RIVER VETERINARY HOSPITAL, P.A.
                               UNIVERSITY PET CLINIC, INC.
                               VCA - ASHER, INC.
                               VCA ALABAMA, INC.
                               VCA ALBANY ANIMAL HOSPITAL, INC.
                               VCA ALBUQUERQUE, INC.
                               VCA ALL PETS ANIMAL COMPLEX, INC.
                               VCA ALPINE ANIMAL HOSPITAL, INC.
                               VCA ANDERSON OF CALIFORNIA ANIMAL
                               HOSPITAL, INC.
                               VCA ANIMAL HOSPITALS, INC.
                               VCA APAC ANIMAL HOSPITAL, INC.
                               VCA CACOOSING ANIMAL HOSPITAL, INC.
                               VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.
                               VCA CENTERS-TEXAS, INC.
                               VCA CENVET, INC.
                               VCA CLARMAR ANIMAL HOSPITAL, INC.

                               VCA CLINICAL VETERINARY LABS, INC.
                               VCA CLINIPATH LABS, INC.
                               VCA CLOSTER, INC.
                               VCA DETWILER ANIMAL HOSPITAL, INC.
                               VCA DOVER ANIMAL HOSPITAL, INC.
                               VCA EAGLE RIVER ANIMAL HOSPITAL, INC.
                               VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.
                               VCA EMERGENCY PET CLINIC, INC.
                               VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.
                               VCA HOWELL BRANCH ANIMAL HOSPITAL, NC.
                               VCA KANEOHE ANIMAL HOSPITAL, INC.
                               VCA LAKESIDE ANIMAL HOSPITAL, INC.
                               VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.
                               VCA LAMMERS ANIMAL HOSPITAL, INC.
                               VCA LEWIS ANIMAL HOSPITAL, INC.
                               VCA MARINA ANIMAL HOSPITAL, INC.
                               VCA MILLER-ROBERTSON ANIMAL HOSPITAL, INC.
                               VCA MISSION, INC.
                               VCA NORTHBORO ANIMAL HOSPITAL, INC.
                               VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
                               VCA OF COLORADO-ANDERSON, INC.
                               VCA OF NEW YORK, INC.
                               VCA OF SAN JOSE, INC.
                               VCA OF TERESITA, INC.
                               VCA PROFESSIONAL ANIMAL LABORATORY, INC.
                               VCA REAL PROPERTY ACQUISITION CORPORATION
                               VCA REFERRAL ASSOCIATES ANIMAL HOSPITAL, INC. VCA ROHRIG ANIMAL HOSPITAL, INC.
                               VCA - ROSSMOOR, INC.
                               VCA SILVER SPUR ANIMAL HOSPITAL, INC.
                               VCA SOUTH SHORE ANIMAL HOSPITAL, INC.
                               VCA SQUIRE ANIMAL HOSPITAL, INC.

                               VCA ST. PETERSBURG ANIMAL HOSPITAL, INC.
                               VCA TEXAS MANAGEMENT, INC.
                               VCA WYOMING ANIMAL HOSPITAL, INC.
                               VETERINARY HOSPITALS, INC.
                               W.E. ZUSCHLAG, D.V.M. WORTH ANIMAL CHARTERED
                               WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC. WEST SHORE VETERINARY HOSPITAL, INC.
                               WILLIAM C. FOUTS, LTD.
                               WINGATE, INC.



                                   /s/ Robert L. Antin
                                BY:------------------------------
                                   Name: Robert L. Antin
                                   Title: Chief Executive Officer and President


                                   /s/ Tomas W. Fuller
                                BY:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                VCA VILLA ANIMAL HOSPITAL, L.P.
                                By: VCA Animal Hospitals, Inc.,
                                General Partner


                                   /s/ Robert L. Antin
                                BY:------------------------------
                                   Name: Robert L. Antin
                                   Title: Chief Executive Officer and President


                                   /s/ Tomas W. Fuller
                                BY:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                   Assistant Secretary

                                   VETERINARY CENTERS OF AMERICA-TEXAS, L.P.
                                   By: VCA Centers-Texas, Inc.,
                                   General Partner


                                   /s/ Robert L. Antin
                                BY:------------------------------
                                   Name: Robert L. Antin
                                   Title: Chief Executive Officer and President


                                   /s/ Tomas W. Fuller
                                BY:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                   Assistant Secretary


                                 ANIMAL CENTER, INC.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                 ASSOCIATES IN PET CARE, S.C.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                 KIRKWOOD ANIMAL HOSPITAL - LEA M.E. TAMMI,
                                 V.M.D., P.A.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary

                                 MAIN STREET SMALL ANIMAL HOSPITAL, INC.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                 SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                 VCA ASSOCIATE ANIMAL HOSPITAL, L.P.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary


                                 VCA HERITAGE ANIMAL HOSPITAL, L.P.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary

                                 TOMS RIVER VETERINARY HOSPITAL, P.A.


                                   /s/ Tomas W. Fuller
                                 By:------------------------------
                                   Name: Tomas W. Fuller
                                   Title: Chief Financial Officer and
                                          Assistant Secretary

SOLE SYNDICATION AGENT,
CO-LEAD ARRANGER,
A LENDER AND A TRANCHE D
TERM LOAN LENDER:                GOLDMAN SACHS CREDIT PARTNERS L.P.,


                                   /s/ Elizabeth Fischer
                                 By:--------------------------------
                                    Authorized Signatory
                                    Elizabeth Fischer

ADMINISTRATIVE AGENT,
COLLATERAL AGENT, CO-
LEAD ARRANGER, A LENDER
AND A TRANCHE D TERM LOAN
LENDER:                           WELLS FARGO BANK, N.A.


                                   /s/ S. Michael St. Geme
                                 By:--------------------------------
                                    Name: S. Michael St. Geme
                                    Title: Vice President

                                   ANNEX A TO
                               EIGHTH AMENDMENT TO
                          CREDIT AND GUARANTY AGREEMENT

                        APPENDIX A-5 TO CREDIT AGREEMENT

                                        TRANCHE D TERM LOAN         TRANCHE D TERM LOAN
              Lender                        COMMITMENTS          COMMITMENT PRO RATA SHARE
----------------------------------- --------------------------- ------------------------------
Goldman Sachs Credit Partners           $ 120,746,750.00                     82.5 %
Wells Fargo Bank, N.A.                  $  25,695,677.00                     17.5 %


                                    ANNEX A-1

                                   ANNEX B TO
                               EIGHTH AMENDMENT TO
                          CREDIT AND GUARANTY AGREEMENT

                         EXHIBIT B-7 TO CREDIT AGREEMENT

                            TRANCHE D TERM LOAN NOTE

$[1][___,___,___]
[2][MM/DD/YY]
New York, New York

     FOR VALUE RECEIVED, VICAR OPERATING, INC., a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns the principal amount of [1][DOLLARS] ($[1][___,___,___]) in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of September 20, 2000 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., a Delaware corporation ("COMPANY"), VCA ANTECH, INC. a Delaware corporation (formerly known as Veterinary Centers of America, Inc., "HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger (in such capacity, "LEAD ARRANGER"), and as Sole Syndication Agent (in such capacity, "SYNDICATION AGENT"), and WELLS FARGO BANK, N.A. ("WELLS FARGO"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL Agent").

     Company shall make principal payments on this Note as set forth in Section
2.12 of the Credit Agreement.

     This Note is one of the "Tranche D Term Loan Notes" in the aggregate principal amount of $[ ] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in


-------------
[1]   Lender's Tranche D Term Loan Commitment
[2]   Date of Issuance


                                    ANNEX B-1
accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                   ANNEX B-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                           VICAR OPERATING, INC.


                                           By:
                                           ----------------------------------
                                           Title:


                                   ANNEX B-3

                                   ANNEX C TO
                               EIGHTH AMENDMENT TO
                          CREDIT AND GUARANTY AGREEMENT

                         EXHIBIT G-4 TO CREDIT AGREEMENT

                        EIGHTH AMENDMENT DATE CERTIFICATE

     THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

     1. We are, respectively, the chief executive officer and the chief financial officer of VCA ANTECH, INC., ("HOLDINGS") and VICAR OPERATING, INC., ("COMPANY").

     2. Pursuant to Section 2.1 of the Credit and Guaranty Agreement, dated as of September 20, 2000 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., a Delaware corporation ("COMPANY"), VCA ANTECH, INC. a Delaware corporation (formerly known as Veterinary Centers of America, Inc., "HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger (in such capacity, "LEAD ARRANGER"), and as Sole Syndication Agent (in such capacity, "SYNDICATION AGENT"), and WELLS FARGO BANK, N.A. ("WELLS FARGO"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL Agent"), Company requests that Lenders make the following Loans to Company on ______ __, 2003 (the "EIGHTH AMENDMENT EFFECTIVE DATE"):

                           Tranche D Term Loans:       $[ ]

                           Base Rate Loans

     3. We have reviewed the terms of Section 3 of the Credit Agreement and
Section II of the Eighth Amendment and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

     4. Based upon our review and examination described in paragraph (3) above, we certify, on behalf of Company, that as of the date hereof:

          (i) as of the Eighth Amendment Effective Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Eighth Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date;


                                   ANNEX C-1

          (ii) as of the Eighth Amendment Effective Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

          (iii) as of the Eighth Amendment Effective Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

     5. Each Credit Party has requested Akin Gump Strauss Hauer & Feld, LLP to deliver to Agents and Lenders on the Eighth Amendment Effective Date favorable written opinions setting forth such matters as Syndication Agent and Administrative Agent may reasonably request.


                  [Remainder of page intentionally left blank.]


                                   ANNEX C-2

     The foregoing certifications are made and delivered as of [MM/DD/YY].

                                        VCA ANTECH, INC.


                                        --------------------------------
                                        Title: Chief Executive Officer


                                        VICAR OPERATING, INC.


                                        --------------------------------
                                        Title: Chief Financial Officer


                                    ANNEX C-3